Exhibit 10.3

Ref: CJM/KEH

Martyn Tuffery

Finance

Private and Confidential

5 April 2005

Dear Martyn,

Re:	Appointment to position of Finance Director & Acting Chief Financial Officer

I am writing to confirm your appointment to the position of Finance Director and Acting Chief Financial Officer with effect 1 April 2005. Conditions of employment are as follows:

1.	Job Title:

Finance Director.

2.	Responsible to:

The President & Chief Executive Officer, John Macneil.

3.	Salary

£65,000.00 p.a.

4.	Notice of Termination of Employment

Each party is required to give the other party 3 months notice of termination of employment.

5.	Special Conditions

i.	As discussed, you will assume the role of Acting Chief Financial Officer until the merger with Aviza completes. If the merger with Aviza does not complete by 30 September 2005 the situation will be reviewed.

While you are carrying out the role of Acting Chief Financial Officer, you will receive an addition to salary of £1,875.00 per month. This will be paid until the end of the month in which the merger completes.

ii.	If the merger with Aviza Technologies completes and you have not given notice of termination of employment, a bonus will be paid to you in accordance with the attached schedule.

6.	Start Date

1st April 2005

Other conditions of employment remain unchanged.

I wish you every success in this position

Yours sincerely,

/s/ Chris J Matthews
CHRISTOPHER J MATTHEWS
Vice President, Human Resources

I have read, understood, and accept the above changes to my conditions of employment.

Signed:	/s/ Martyn Tuffery
Martyn Tuffery

Date:	6/4/05

Please sign and return one copy of the offer letter.

Martyn Tuffery – Bonus Schedule 2005

If the merger completes on or before 30 June 2005 – 3 months salary

If the merger completes on or before 31 July 2005 – 2 months salary

If the merger completes on or before 31 August 2005 – 1 months salary

No bonus will be payable if the merger does not complete or if it completes after 31 August 2005.

The salary used for calculating this bonus will be the salary including the supplement for carrying out the duties of Acting Chief Financial Officer (£87,500.00 pa).

Chris Matthews

April 2005